Exhibit 10.23

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 22, 2017, by and between SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Bank in its capacity as a Lender and SOLAR CAPITAL LTD., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, New York 10022 ( “Solar”) and ATYR PHARMA, INC., a Delaware corporation with offices located at 3545 John Hopkins Court, Suite 250, San Diego, CA 92121 (“Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of November 18, 2016 (as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of June 30, 2017 and that certain Second Amendment to Loan and Security Agreement dated as of October 10, 2017, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders (i) modify the Third Draw Period Milestones Definition and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to modify such consent and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendment to Loan Agreement.

2.1Section 6.10 (Phase 1 Trial Initiation).  Section 6.10 is hereby amended and restated in its entirety as follows:

“6.10 Phase 1 Trial Initiation.  Within sixty (60) days of the Funding Date of the Term C Loan, if at all, Borrower will provide evidence to the Collateral Agent and each Required Lender, in form and content reasonably acceptable to Collateral Agent and the Required Lenders, of initiation of “iMod.Fc” Phase 1 clinical trial in the United States, Australia or the European Union.”

2.2Section 13.1 (Definitions).  The following term and its definition hereby are amended and restated in their entirety, to Section 13.1 of the Loan Agreement as follows:

“Third Draw Period Milestones” is the achievement of each of the following: (i) the Second Draw Period Milestones; (ii) positive Phase 1b/2 interim data readout from Resolaris trial for either (a) adult facioscapulohumoral muscular dystrophy, (b) early onset facioscapulohumoral muscular dystrophy or (c) limb-girdle muscular dystrophy; and (iii) either (x) initiation of “iMod.Fc” Phase 1 clinical trial within the United States, the European Union, or Australia, or  (y) either (I) thirty days

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have elapsed from the Food and Drug Administration’s receipt of an exploratory initial investigational new drug application in connection with the  iMod.Fc clinical trial (provided, that the achievement of the Third Draw Period Milestones shall not occur in the event of an issuance by the Food and Drug Administration during such thirty day period of notice that such clinical trial is subject to a clinical hold under 21 C.F.R. § 312.42 until the earlier of (A) such time as such clinical hold expires or is otherwise terminated or (B) the Third Draw Period has expired), or (II) evidence of approval from the European Medicines Agency for a clinical trial authorization in connection with the iMod.Fc clinical trial; each in form and content reasonably acceptable to Collateral Agent and the Lenders.

3.Limitation of Amendment.

3.1The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material agreement with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower (except as have been made or obtained prior to the date hereof or are being obtained pursuant to Section 6.1(b) of the Loan Agreement or which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect); and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may

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be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: SILICON VALLEY BANK By: /s/ Anthony Flores Name: Anthony Flores Title: Director

LENDER:

SOLAR CAPITAL LTD.

By: /s/ Anthony J. Storino

Name: Anthony Storino

Title: Authorized Signatory

BORROWER:

ATYR PHARMA, INC.

By: /s/ John Blake

Name: John Blake

Title: Sr. Vice President, Finance

[Signature Page to Third Amendment to Loan and Security Agreement]

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